Exhibit 10.3

HILL INTERNATIONAL, INC.

DEFERRED STOCK UNIT AWARD GRANT

This Deferred Stock Unit Award Grant (this “Grant”) is issued as of                     , 2016, by Hill International, Inc., a Delaware corporation (the “Company”), to        (the “Non-Employee Director”).

Introduction

On                 , the Board granted the Non-Employee Director the right to be issued shares of the Common Stock of the Company following a Separation from Service (other than for Cause) (the “Deferred Stock Units”) under the Hill International, Inc. 2017 Equity Compensation Plan, as amended (the “Plan”).  This Grant evidences the Board’s prior grant of the Deferred Stock Units.  The grant of the Deferred Stock Units is made subject to the terms and provisions of the Plan and this Grant.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Definitions.  Capitalized terms used, but not otherwise defined, in this Grant will have the meanings given to such terms in the Plan.  As used in this Grant:

(a)                                 “Separation from Service” shall mean the Non-Employee Director’s termination of service as a director of the Company and shall at all times be interpreted in accordance with the terms of Treasury Regulations Section 1.409A-1(h) and any guidance issued thereunder.

(b)                                 “Unvested Deferred Stock Unit” shall mean the Deferred Stock Units that are not Vested Deferred Stock Units.

(c)                                  “Vested Deferred Stock Unit” shall mean the Deferred Stock Units that have “vested” in accordance with Section 3(a) of this Grant.

2.                                      Awarded Stock.  The Awarded Stock to the Non-Employee Director in the form of Deferred Stock Units consists of                shares of the Common Stock of the Company.

3.                                      Vesting; Forfeiture.

(a)                                 Vesting.  Unless forfeited pursuant to Section 3(b), the Deferred Stock Units shall vest upon the occurrence of a Separation from Service (other than for Cause).

(b)                                 Forfeiture.  If the Non-Employee Director’s service with the Company terminates as a result of a Separation from Service for Cause, all of the Deferred Stock Units shall be forfeited by the Non-Employee Director without the payment of consideration therefor and without further action by any party hereto.

4.                                      Issuance of Common Stock.  Subject to the terms and conditions of Section 7, the Deferred Stock Units that become Vested Deferred Stock Units in accordance with Section 3(a)

shall be issued and delivered to the Non-Employee Director in the form of shares of Common Stock of the Company promptly following a Separation from Service (other than for Cause).

5.                                      Party to Plan.  The Company previously provided the Non-Employee Director with a copy of the Plan.  The Deferred Stock Units shall be subject to all of the terms and conditions contained in the Plan applicable to the Deferred Stock Units.  In the event of any conflict between this Grant and the Plan, this Grant shall govern and prevail.

6.                                      Deferred Stock Units Nontransferable.  The Non-Employee Director’s right to receive the Deferred Stock Units shall not be transferable or assignable by the Non-Employee Director, other than by the laws of descent and distribution.

7.                                      Adjustments Upon Change in Capitalization.  In the event of any merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Company affecting the Common Stock, the board shall make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under this Grant, in the number of shares subject to this Grant, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to this Grant shall always be a whole number.

8.                                      Binding Effect; Successors and Assigns.  Subject to the transfer restrictions contained herein, this Grant shall be binding upon, and inure to the benefit of, the Company and the Non-Employee Director and their respective heirs, legal representatives, and permitted successors and assigns.

9.                                      Entire Agreement; Modifications.  This Grant and the Plan contain the full, final and exclusive statement of the terms and provisions with respect to the matters contained herein.  No promises, agreements or representations with respect to the matters contained herein shall be binding upon any of the parties unless set forth herein or in the Plan.  This Grant may be amended or modified only by a written instrument of the Company; provided, however, that an amendment to the Plan shall be deemed to be an amendment to this Grant to the extent that the amendment is applicable hereto; provided, further, that no such amendment shall adversely affect the rights of the Non-Employee Director under this Grant without the Non-Employee Director’s written consent.

10.                               Governing Law, Construction.  This Grant shall be governed by and construed in accordance with the internal laws of the State of Delaware.  Wherever possible, each provision of this Grant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be invalid under any such law, such provision shall be ineffective to the extent of such invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Grant.

11.                               Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Grant, the Company shall not be obligated to issue any shares of Common Stock or other securities pursuant to this Grant if the issuance thereof would result in a violation of any such law.

12.                               No Retention Rights.  Nothing contained in this Grant shall be construed or deemed to require the Company to continue the service of the Non-Employee Director for any period.

13.                               Term.  This Grant, and the right to Deferred Stock Units hereunder, shall terminate on the date of a Separation from Service.

14.                               Taxes and Withholding.  Awards under this Grant are subject to the Non-Employee Director paying to the Company, or making provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards under this Grant no later than the date of the event creating the tax liability.  In the Board’s sole discretion, the Non-Employee Director may elect to have such tax obligations paid, in whole or in part, in shares of Common Stock, including shares retained from the Award creating the tax obligation.  For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred.  The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Non-Employee Director.

15.                               Code Section 409A.  All of the payments and benefits payable pursuant to this Grant are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) to the extent the requirements of Section 409A are applicable hereto, and the provisions of this Grant shall be construed and administered in a manner consistent with that intention.  Notwithstanding anything herein to the contrary, (a) if at the time of the Non-Employee Director’s Separation from Service, the Non-Employee Director is a “specified employee” as defined in Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Non-Employee Director) to the extent necessary to comply with the requirements of Section 409A until the first business day that is more than six (6) months following the Non-Employee Director’s Separation from Service (or the earliest date as is permitted under Section 409A) and (b) if any other payments of money or other benefits due to the Non-Employee Director hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board, that does not cause such an accelerated or additional tax.  In the event that payments under this Grant are deferred pursuant to this paragraph in order to prevent any accelerated tax or additional tax under Section 409A, then such payments shall be paid at the time specified hereunder without any interest thereon.  For purposes of Section 409A of the Code, each payment made under this Grant shall be designated as a “separate payment” within the meaning of Section 409A.  Without limiting the foregoing, the terms “terminates” or “termination of employment” or similar terms used in the Plan shall be interpreted to mean to occur when a “separation of service” occurs as defined under Section 409A.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has executed this Grant as of the date first above written.

HILL INTERNATIONAL, INC.

By:
Name:
Title: